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                                                                   EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kaneb Services LLC on Form S-8 of our report dated March 16, 2001 of Shore Terminals LLC as of and for the year ended December 31, 2000 appearing in the registration statement on Form 10/A of Kaneb Services LLC.


Deloitte & Touche LLP
Des Moines, Iowa
July 18, 2001